UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      June 10, 2008

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code      (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On June 10, 2008, Cephalon, Inc. (the “Company”) received a paragraph IV certification notice letter (the “Notice Letter”) relating to an abbreviated new drug application (“ANDA”) submitted to the U.S. Food and Drug Administration (the “FDA”) by Barr Laboratories, Inc. (“Barr”) requesting approval to market and sell a generic version of the Company’s FENTORA® (fentanyl buccal tablet) [C-II] product.

In its Notice Letter, Barr alleges that the U.S. Patent Numbers 6,200,604 and 6,974,590 (the “Patents”), which cover methods of use for FENTORA, are invalid, unenforceable and/or will not be infringed by Barr’s manufacture, use or sale of the product described in its ANDA.

The Company currently is reviewing the Notice Letter and, under the Hatch-Waxman Act, has 45 days to initiate a patent infringement lawsuit against Barr.  A patent infringement lawsuit would automatically stay the approval by the FDA of Barr’s ANDA until the earlier of a district court decision or 30 months from the Company’s receipt of the Notice Letter.

The Company has a three-year period of marketing exclusivity for FENTORA that extends until September 2009.  Additionally, the Patents described above expire in 2019.

                As previously disclosed in the Company’s Current Report on Form 8-K filed June 3, 2008, the Company and its wholly-owned subsidiary CIMA LABS INC. filed a lawsuit in U.S. District Court in Delaware against Watson Laboratories, Inc. and its parent, Watson Pharmaceuticals, Inc. (collectively, “Watson”), for infringement of the Patents. The lawsuit stems from Watson’s filing of an ANDA requesting FDA approval to market and sell a generic version of FENTORA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: June 11, 2008	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President, General Counsel